UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: June 27, 2017

Mansfield-Martin Exploration Mining, Inc.
(Exact name of small business issuer as specified in its charter)

Commission File Number: 000-54770

Nevada	45-0704149
(State of incorporation)	(IRS Employer ID Number)

1137 Highway 80 East, PO Box 1218,Tombstone AZ 86638
(Address of principal executive offices) (Zip Code)

(520) 457-8404
(Registrant’s telephone number)

Check the appropriate box below if the Form 8!K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a!12 under the Exchange Act (17 CFR 240.14a!12)

[ ]	Pre!commencement communications pursuant to Rule 14d!2(b) under the Exchange Act (17 CFR 240.14d!2(b))

[ ]	Pre!commencement communications pursuant to Rule 13e!4(c) under the Exchange Act (17 CFR 240.13e!4(c))

Caution Regarding Forward-Looking Information

Certain statements contained in this periodic report, including, without limitation, statements containing the words "believes", "anticipates", "expects" and words of similar import, constitute forward‑looking statements. Such forward‑looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Registrant, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward‑looking statements.

Such factors include, among others, the following: the ability of the Registrant to acquire sufficient working or development capital; international, national and local general economic and market conditions; demographic changes; the ability of the Registrant to sustain, manage or forecast its growth; the ability of the Registrant to successfully make and integrate acquisitions; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business  disruptions; the ability to attract and retain qualified personnel; and other factors referenced in this and previous filings, including future factors that may be unpredictable or unable to anticipate at the time of this filing.

Given these uncertainties, readers of this current report and investors are cautioned not to place undue reliance on such forward‑looking statements. The Registrant disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward‑looking statements contained herein to reflect future events or developments.

Item 1.01 – Material Definitive Agreement

On November 28, 2016, Mansfield-Martin Exploration Mining, Inc. (formerly known as either MCPI, Inc. or Med-Cannabis Pharma, Inc.) (Registrant or MMEM) entered into a Material Definitive Agreement (Agreement).  Under the terms of this Agreement, the Registrant was to issue 284,580,000 shares of its common stock to Armada Mining, Inc., an Arizona corporation, and/or its assigns (Armada) in exchange for rights and interests in mining properties in the historic Tombstone Mining District.  The Agreement allows for the Registrant to acquire rights and interests to approximately 3,800 acres of contiguous mineral leases, including some property acquired in fee simple, and ownership of 100% of Tombstone Development Company, which was formed in 1933, and is believed to be the oldest continually operating mining company in Arizona.  A copy of the Agreement was furnished as an exhibit to a Form 8-K filed on or about November 28, 2016.

Although some of the rights and interests to be acquired are nominally held in the names of Armont Mining Corp., Sandwich JV or John T. Bauska, individually, who is also President and CEO, as well as a controlling shareholder of Armada, their ownership effectively resides in Armada.  The mining rights and interests identified are to be acquired through Armada.

Under the terms of the Agreement, the Registrant issued 284,580,000 shares of its common stock in the name of Armada into escrow in anticipation of closing the transaction upon completion of independent appraisals and other due diligence related to the claims and/or properties.  This exchange resulted in Armada owning approximately 85% of the Registrant post‑transaction.  Armada reports that it anticipates exchanging a portion of these shares with existing shareholders; using a portion to satisfy obligations to related parties and others; and using a portion to finance other operations.  The parties to the Agreement have agreed that Registrant’s current management will appoint new directors and resign upon completion of a brief transition period.  The Registrant also contemplates a name change, pending approval by the Nevada Secretary of State.

Subject to financing and various regulatory approvals, the Registrant intends to commence development of these properties by processing previously mined materials for silver, as well as precious and base metals; by reopening and developing existing mines using modern equipment and techniques; and by completing an existing drill/test grid to establish the boundary of producible ore bodies, in anticipation of a Bankable Feasibility Study and further development.

Item 2.01 – Completion of Acquisition or Disposition of Assets

On November 28, 2016, the Registrant entered into an Agreement with Armada Mining, Inc. of Tombstone, Arizona, an Arizona corporation (Armada) as discussed above.

One of the biggest hurdles to commercially feasible mining activities is the availability of contiguous tracts of valid mining claims and/or leases.  The Registrant’s current president, John T. Bauska, was successful in obtaining and aggregating contiguous claims and/or leases covering approximately 9 square miles of viable ore bearing properties for development; thereby, solving any issues related to not being able to exploit geographic formations due to the “penalty” of having to stop and restart due to other claim holders having claims sandwiched between those being developed by the Registrant.

The completion of the acquisition of these currently non-performing claims/leases was initially subject to the completion of due diligence, acquisition of adequate financing and various regulatory approvals.

On June 27, 2017, the Registrant announced that the due diligence process, although not totally complete, was sufficient to close the November 28, 2016 transaction.  Management believes that this closing has removed the “shell company” status from the Registrant’s filing status.

It is management’s understanding that none of the targeted acquisition properties have been subject to development, operation or exploitation by any owner, lessee or claim holder, past or present, over, at least, the past five (5) years if not longer.  Additionally, due to the related party nature of the transaction, as the properties being acquired are either directly owned by or controlled by the Registrant’s current President, the Registrant will record the acquisitions at either founder’s cost or a nominal value.  The transaction has been structured as follows:

a)
The Registrant will receive from Armada 100% of the issued and outstanding stock in Tombstone Development Company, which was formed in 1933, is believed to be the oldest continually operating mining company in Arizona.  This piece of the acquisition will be recorded at the nominal value of approximately $1,000.

b)
The Registrant will receive an assignment from Armada of approximately 45% of a specific group of claims/leases covering approximately 200 contiguous acres, subject to a 100% assumption of a note payable to the original lessee of approximately $200,000.  This piece of the acquisition will be recorded at approximately $400,000, which equals the value of the note payable being assumed and the nominal intrinsic value of $1,000 per acre.

c)
The Registrant will receive an assignment from Armada of approximately 45% of a specific group of claims/leases covering approximately 700 contiguous acres, subject to a 100% assumption of a note payable to the original lessee of approximately $700,000.  This piece of the transaction will be recorded at approximately $1,400,000, which equals the approximate value of the note being assumed and the nominal intrinsic value of $1,000 per acre.

NOTE: in both b) and c) ‑ Armada will retain the remaining 55% subject to the generation of approximately $500,000 in net earnings from the respective claims AFTER the retirement of all affiliated debt.  After the debt is retired and the $500,000 is paid to Armada, the residual 55% will transfer to the Registrant for no additional consideration.

d)
The Registrant will receive an assignment of 100% of approximately ten (10) specific claims/leases acquired from the Bureau of Land Management by Jack T. Bauska, personally.  This piece of the acquisition will be recorded at the nominal value of $2,000, which approximates the founder’s cost related to Mr. Bauska’s expenses for acquisition and recording.

e)
The Registrant will receive an assignment of 100% of certain claims/leases covering approximately 278 contiguous acres originally acquired by Jack T. Bauska, personally; subject to a 100% assumption of a note payable to the original lessee of approximately $700,000.  This piece of the transaction will be valued at approximately $978,000, which equals the approximate value of the note being received and the nominal intrinsic value of $1,000 per acre.

f)
The Registrant will receive an assignment of 47.5% of certain claims/leases, covering approximately 2,300 contiguous acres, controlled by an affiliate of Armada.  At the time the Armada affiliate receives approximately $800,000 in net proceeds from the development of the affiliated claims, the Armada affiliate will transfer the residual 52.5% to the Registrant for no additional consideration.  This piece of the transaction will be valued at the nominal value of approximately $2,300,000, which equals the nominal intrinsic value of $1,000 per acre.

This aggregate transaction will have an approximate initial gross asset value of approximately $5,081,000 with the assumption of underlying debt to initially acquire said claims/leases of approximately $1,800,000.

The Registrant intends to commence development of these properties by processing previously mined materials for, primarily, silver with corresponding traces of gold, as well as other precious and base metals, by processing surface dumped materials, the reopening and redevelopment of existing mines using modern equipment and techniques, and by completing existing drill/test grids to better establish the boundaries of existing proven producible ore bodies.

The Registrant has identified three (3) specific mining sites/claims for initial development.  Using a 2007 independent geologist’s report and the current in-process best estimate of the Registrant’s current independent geologists on these sites, the Registrant believes that these three (3) sites/claims for development possess the potential to yield between 1.5 and 4.0 ounces of silver and between 0.1 and 0.25 ounces of gold per ton of material processed.  With an in-process independent estimation of approximately 160,000 tons of readily accessible material available for immediate processing, management estimates a potential gross yield of approximately $58,700,000 using a price of approximately $18 per ounce for silver and approximately $1,270 per ounce for gold.

The Registrant is currently in discussion with multiple entities to provide working and development capital, including scenarios covering a proposed 50%/50% of net profits after the recovery of development costs; the right to acquire 100% of the precious metals output from development at a negotiated discount to the market price until such time that all development costs are recovered and then the purchase of all remaining output at market price; and the acquisition of development and working capital through the private placement of the Registrant’s equity securities.  All of these opportunities are being aggressively pursued by management; however, there is no assurance that the Registrant will be able to successfully consummate any of these opportunities or, that any of these opportunities, if available, will be able to be obtained on terms favorable to or affordable by the Registrant.

If any of these working and development capital opportunities are successfully closed, the Registrant anticipates the start of production activities by the end of Calendar 2017.

Item 3.02 - Unregistered Sales of Equity Securities

As discussed above, the Registrant issued, into escrow, 284,580,000 shares of its common stock to Armada Mining, Inc., an Arizona corporation, and/or its assigns (Armada) in exchange for rights and interests in mining properties in the historic Tombstone Mining District.

The mining rights and interests identified will be acquired from Armada.  Although some of these rights and interests are nominally held in the names of Armont Mining Corp., Sandwich JV or John T. Bauska, individually, who is also President and CEO, as well as a controlling shareholder of Armada, their ownership effectively resides in Armada.

This exchange resulted in Armada owning approximately 85% of the Registrant post‑transaction.  Armada reports that it anticipates exchanging a portion of these shares with existing shareholders; using a portion to satisfy obligations to related parties and others; and using a portion to finance other operations.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Concurrent with the aforementioned Agreement, the Registrant experienced a change in officers and directors. The Registrant’s previous sole officer and director, R. Wayne Duke, resigned and was replaced as follows:

Effective on or about November 28, 2016, the directors and executive officers serving the Registrant are as follows:

Name	Age	Position Held and Tenure

John T. Bauska	66	President, Chief Executive Officer,
		Secretary/Treasurer, Chief Financial Officer and Director,
		since November 2016

Dan M. Leatzow	40	Director, since November 2016

Thomas P. McGovern	66	Director, since February 2017

Robert J. Lloyd	68	Director, since February 2017

Dr. Ted Topolski	72	Director, since August 2017

Our directors serve for a term beginning with election and ending with resignation, removal by the stockholders, or election of a successor by the stockholders.  Executive officers serve by appointment at the discretion of the board of directors.

John T. Bauska - Mr. Bauska has over 40 years of experience in road building and earthmoving, and over 30 years of experience in precious metals mining in Montana and Arizona.  He has been involved in mining projects in the Tombstone Mining District for nearly 20 years, including as Vice President of Mergers and Acquisitions at Tombstone Exploration & Mining Corp. (TMBXF).  Mr. Bauska is currently  an officer and director of Trelis Corporation, a private Montana corporation with mineral leases and seasonal mining operations in the Bannack Mining District in Montana; a manager of Henry & Munro, LLC, a private company that provides venture capital to small companies, predominantly in extractive industries, in Montana; a director of Ionic Water Technologies, Inc., a private technology company that has developed waste water treatment equipment for the mining industry; a director of Bio‑2, Inc., a private company that has developed a biological water enhancement device; and the owner and manager of Morning View Arabians, LLC, a private company that breeds and deals in registered Arabian horses.   Mr. Bauska attended the University of Montana‑Western from 1968 to 1970.

Dan M. Leatzow - Dr. Leatzow has over 25 years of experience in extractive industries – both oil and gas drilling and hard rock mining‑‑, predominantly in waste water treatment and remediation.  Dr. Leatzow is currently on staff at Flathead Valley Community College as a Specialist in Advanced Manufacturing, and is an Entrepreneur in Residence at Washington State University.  Dr. Leatzow was a founder of Synergetix, Inc., a private company that provides engineering outsourcing for water quality monitoring and purification; he is currently a consultant to Synergetix.  Dr. Leatzow is President and CEO of pHoretic Technologies, Inc., a start‑up formed to develop diagnostic and testing equipment from technology innovated by Washington State University.  Prior to 2013, Dr. Leatzow was the senior engineer for a series of companies providing permitting and engineering services relating to industrial waste water treatment and remediation plans for oil and gas development and mining projects.  Dr. Leatzow holds a Ph.D. in Chemical Engineering from Washington State University, conferred in 1998, and B.S. degrees in Chemical Engineering and Aerospace Engineering Sciences from the University of Colorado – Boulder, both conferred in 1994.

Thomas P. McGovern, PE, RLS, LEED, AP, ENV SP -- Mr. McGovern, 66, Tuscon, AZ, has more than 40 years of experience in the design and management of civil engineering and surveying projects for both public and private sector clients, with experience in the design and management of major roadways under local, state, and federal-aid criteria, as well as citizen participation programs under federal-aid/EIS requirements, as well as Tucson's and Pima County's roadway development processes. His background also includes flood control projects, hydraulic and fluvial studies, bank protection design, and FEMA Flood Insurance Studies.  Mr. McGovern graduated from the University of Arizona in 1973, with a B.S. (with distinction) in Civil Engineering.  He is currently a Vice-President and Regional Manager for Psomas, Inc., a survey/engineering firm in Tuscon, AZ, where he has worked for 28 years.  Among other civic posts, Mr. McGovern has served as President of the American Council of Engineering Companies of Arizona; a board member of the Southern Arizona Leadership Council; and a member of the Arizona Association for Economic Development.

Robert J. Lloyd, Esq., LLM -- Mr. Lloyd, 68, Tuscon, AZ,  was CEO and corporate legal counsel of Brazilian Resources, Inc., and chief legal counsel and secretary of Jaguar Mining Inc., an operating subsidiary of Brazilian organized as a Canadian corporation, from 2006 to 2014.  He currently serves as a director for Brazilian. Brazilian was a resources conglomerate, with interests in food production and processing as well as extractive industries.  Jaguar owns and operates gold mining concessions in Brazil.  During Mr. Lloyd’s tenure, Jaguar was listed on the Toronto Stock Exchange and, in 2009, became dual listed on the NYSE, with a peak market capitalization of over $1.5b.  Mr. Lloyd was primarily responsible for Brazilian’s and Jaguar’s capital offerings and regulatory compliance, including the coordination of cross-border reporting obligations necessary for dual listings on Canadian and U.S. exchanges.  Mr. Lloyd most recently served as the Executive Vice President of Education Fund of America, LLC, which provided real estate funding for charter school facilities; he left EFA in 2016.  Mr. Lloyd graduated from the University of New Hampshire Whittemore School of Business and Economics in 1970, with a B.A. degree; from the University of New Hampshire School of Law in 1973, with a J.D. degree (Order of the Coif); and from the Boston University School of Law in 1980, with an LLM in Taxation.  Mr. Lloyd served in the U.S. Army from 1971 to 1974, and in the U.S. Army Reserves from 1974 to 1977.  Among other civic posts, Mr. Lloyd is currently Vice Chairman of Northeast Catholic College in Warner, NH. (formerly chairman) and member of the Board of Directors of the Sacred Heart Apostolate, Syracuse, NY.

Dr. Ted Topolski, PhD, 72 of Helena MT, was appointed as a director in August 2017.  Dr. Topolski has over 35 years of experience in developing environmentally sound mining techniques and in providing reclamation and remediation services to the mining industry.  His expertise is broadly based in metals mining and reclamation, but in the U.S.  he has emphasized work in environmentally sensitive areas subject to EPA regulation.  Dr. Topolski’s background also reflects work in the public sector, consulting for the governments of the U.S. and the U.S.S.R. during the 1980s, including the development of a remediation protocol for metals in the Chernobyl Exclusion Zone following the Chernobyl reactor explosion in 1986, and current advisory work for the Swiss-American Chamber of Commerce.   Dr. Topolski is a principal of The Tanne Group, a Swiss conglomerate with interests in extractive industries world-wide, and an officer of GoldCorp Switzerland, GmbH, the owner and developer of precious metal mining properties throughout the American West.

Committees of the Board of Directors

Our Board of Directors presently does not have any active committees.

Financial Expert

The Registrant does not currently have a designated “financial expert” on the Board of Directors.  We believe that the cost of obtaining and retaining an independent director who can also serve as our financial expert is prohibitive at this time.

Information Concerning Non‑Director Executive Officers

We currently have no executive officers serving who are non‑directors.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial, and accounting officers.

Board’s Role in Risk Oversight

The Board of Directors assesses on an ongoing basis the risks faced by the Registrant.  These risks include financial, technological, competitive, and operational risks.  The Board dedicates time at each of its meetings to review and consider the relevant risks faced at that time.  In addition, since the Registrant does not have an Audit Committee, the Board of Directors is also responsible for the assessment and oversight of the Registrant’s financial risk exposures.

Compliance With Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act  requires the Registrant's directors, executive officers and persons who own more than ten percent of a registered class of the Registrant's equity securities ("10% holders"), to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of Common stock and other equity securities of the Registrant.

Directors, officers and 10% holders are required by SEC Regulation to furnish the Registrant with copies of all of the Section 16(a) reports they file.  Based solely on a review of reports furnished to the Registrant and/or written representations from the Registrant's directors and executive officers during the fiscal year ended December 31, 2016, there was no compliance with the Section 16(a) filing requirements applicable to its directors, officers and 10% holders for such year.

Involvement on Certain Material Legal Proceedings During the Past Five (5) Years

(1)	No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations or is subject to any pending criminal proceeding.

(2)
No bankruptcy petitions have been filed by or against any business or property of any director, officer, significant employee or consultant of the Registrant nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

(3)
No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

(4)	No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

Executive Officers

Our Board of Directors appoints our executive officers to serve at the discretion of the board.

Executive Compensation

We do not have any employment or consulting agreements with any parties nor do we have a stock option plan or other equity compensation plans.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Wayne Duke	2016	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Former Principal
Executive Officer

Carla Wienert,	2015	$33,365	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Former Principal	2014	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$2,500	$2,500
Executive Officer

Gracela Moreno,	2015	$15,000	-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$15,000
Former Principal	2014	$22,000	-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$22,000
Executive Officer

The Registrant has no other executive compensation issues which would require the inclusion of other mandated table disclosures.

Director Compensation

Ms. Wienert was paid $2,500 in Calendar 2014 after joining the Registrant as a director in November 2014.

Employment Agreements

The Registrant has no Employment Agreements with any past or present officer or director.

Item 8.01 - Other Events

Description of Business

Mansfield-Martin Exploration Mining, Inc. was incorporated under the laws of the State of Nevada on February 23, 2011.  The Registrant was originally incorporated as SW China Imports, Inc. on February 23, 2011 in the State of Nevada.  The Registrant’s initial business plan was to import high‑end handmade lace wigs, hairpieces, and other beauty supplies and accessories manufactured overseas into the United States.  In June 2014, the Registrant changed its name to Med‑Cannabis Pharma, Inc. and implemented a new business plan to enter into the retail sale of medical and personal use  marijuana, where allowable.  In October 2015, the Registrant changed its name to MCPI, Inc.  In March 2017, the Registrant, in anticipation of consummating a proposed asset acquisition transaction, changed its name to Mansfield-Martin Exploration Mining, Inc.

Effective March 31, 2016, the Registrant ceased activities in all of its subsidiaries and disposed of Med-Pharma Management, Inc. and High Desert MMJ, Inc.  Prior thereto, the Registrant’s subsidiaries were Medical Management Systems, Inc., an Oregon corporation engaged in providing back-office and support services to marijuana dispensaries in the State of Oregon; Med‑Pharma Management, Inc., a Washington State corporation which was formed to own, manage or provide back-office and support services to marijuana dispensaries in Washington State; and High Desert MMJ, Inc. an Oregon corporation, which is a 99.0% partner in Emerald Mountain Organics, an Oregon joint venture, formed to facilitate the development and growing of medical marijuana plants for wholesale distribution to licenced dispensaries in the State of Oregon.  The Registrant’s subsidiary, Medical Management Systems, Inc., was disposed of on or about June 1, 2016, pursuant to a Settlement, General and Mutual Release of Claims and Assignment of Interest Transfer Agreement.

Further detailed information is disclosed in the Registrant’s Form 10-K for the year ended December 31, 2016, which was filed with the U. S. Securities and Exchange Commission on or about April 17, 2017.

On November 28, 2016, Mansfield-Martin Exploration Mining, Inc. (formerly known as either MCPI, Inc. or Med-Cannabis Pharma, Inc.) (Registrant) entered into a Material Definitive Agreement (Agreement).  Under the terms of the Agreement, the Registrant will issue 284,580,000 shares of its common stock to Armada Mining, Inc., an Arizona corporation, and/or its assigns (Armada) in exchange for rights and interests in mining properties in the historic Tombstone Mining District.  The Agreement allows for the Registrant to acquire rights and interests to approximately 3,800 acres of contiguous mineral leases, including some property acquired in fee simple, and ownership of 100% of Tombstone Development Company, which was formed in 1933, and is believed to be the oldest continually operating mining company in Arizona.  A copy of the Agreement was furnished as an exhibit to a Form 8-K filed on or about November 28, 2016.

The mining rights and interests identified will be acquired from Armada.  Although some of these rights and interests are nominally held in the names of Armont Mining Corp., Sandwich JV or John T. Bauska, individually, who is also President and CEO, as well as a controlling shareholder of Armada, their ownership effectively resides in Armada.

Under the terms of the Agreement, the Registrant issued 284,580,000 shares of its common stock in the name of Armada into escrow in anticipation of closing the transaction upon completion of independent appraisals and other due diligence related to the claims and/or properties.  This exchange resulted in Armada owning approximately 85% of the Registrant post‑transaction.  Armada reports that it anticipates exchanging a portion of these shares with existing shareholders; using a portion to satisfy obligations to related parties and others; and using a portion to finance other operations.  The parties to the Agreement have agreed that Registrant’s current management will appoint new directors and resign upon completion of a brief transition period.  The Registrant also contemplates a name change, pending approval by the Nevada Secretary of State.

Subject to financing and various regulatory approvals, the Registrant intends to commence development of these properties by processing previously mined materials for silver, as well as precious and base metals; by reopening and developing existing mines using modern equipment and techniques; and by completing an existing drill/test grid to establish the boundary of producible ore bodies, in anticipation of a Bankable Feasibility Study and further development.

One of the biggest hurdles to commercially feasible mining activities is the availability of contiguous tracts of valid mining claims and/or leases.  The Registrant’s current president, John T. Bauska, was successful in obtaining and aggregating contiguous claims and/or leases covering approximately 9 square miles of viable ore bearing properties for development; thereby, solving any issues related to not being able to exploit geographic formations due to the “penalty” of having to stop and restart due to other claim holders having claims sandwiched between those being developed by the Registrant

The completion of the acquisition of these currently non-performing claims/leases was initially subject to the completion of due diligence, acquisition of adequate financing and various regulatory approvals.

On June 27, 2017, the Registrant announced that the due diligence process, although not totally complete, was sufficient to close the November 28, 2016 transaction.  Management believes that this closing will remove the “shell company” status from the Registrant’s filing status.

It is management’s understanding that none of the targeted acquisition properties have been subject to development, operation or exploitation by any owner, lessee or claim holder, past or present, over, at least, the past five (5) years if not longer.  Additionally, due to the related party nature of the transaction, as the properties being acquired are either directly owned by or controlled by the Registrant’s current President, the Registrant will record the acquisitions at either founder’s cost or a nominal value.  The transaction has been structured as follows:

a) ‑ The Registrant will receive from Armada 100% of the issued and outstanding stock in Tombstone Development Company, which was formed in 1933, is believed to be the oldest continually operating mining company in Arizona.  This piece of the acquisition will be recorded at the nominal value of approximately $1,000.

b) ‑ The Registrant will receive an assignment from Armada of approximately 45% of a specific group of claims/leases covering approximately 200 contiguous acres, subject to a 100% assumption of a note payable to the original lessee of approximately $200,000.  This piece of the acquisition will be recorded at approximately $400,000, which equals the value of the note payable being assumed and the nominal intrinsic value of $1,000 per acre.

c) ‑ The Registrant will receive an assignment from Armada of approximately 45% of a specific group of claims/leases covering approximately 700 contiguous acres, subject to a 100% assumption of a note payable to the original lessee of approximately $700,000.  This piece of the transaction will be recorded at approximately $1,400,000, which equals the approximate value of the note being assumed and the nominal intrinsic value of $1,000 per acre.

NOTE: in both b) and c) ‑ Armada will retain the remaining 55% subject to the generation of approximately $500,000 in net earnings from the respective claims AFTER the retirement of all affiliated debt.  After the debt is retired and the $500,000 is paid to Armada, the residual 55% will transfer to the Registrant for no additional consideration.

d) ‑ The Registrant will receive an assignment of 100% of approximately ten (10) specific claims/leases acquired from the Bureau of Land Management by Jack T. Bauska, personally.  This piece of the acquisition will be recorded at the nominal value of $2,000, which approximates the founder’s cost related to Mr. Bauska’s expenses for acquisition and recording.

e) ‑ The Registrant will receive an assignment of 100% of certain claims/leases covering approximately 278 contiguous acres originally acquired by Jack T. Bauska, personally; subject to a 100% assumption of a note payable to the original lessee of approximately $700,000.  This piece of the transaction will be valued at approximately $978,000, which equals the approximate value of the note being received and the nominal intrinsic value of $1,000 per acre.

f) ‑ The Registrant will receive an assignment of 47.5% of certain claims/leases, covering approximately 2,300 contiguous acres, controlled by an affiliate of Armada.  At the time the Armada affiliate receives approximately $800,000 in net proceeds from the development of the affiliated claims, the Armada affiliate will transfer the residual 52.5% to the Registrant for no additional consideration.  This piece of the transaction will be valued at the nominal value of approximately $2,300,000, which equals the nominal intrinsic value of $1,000 per acre.

This aggregate transaction will have an initial gross asset value of approximately $5,081,000 with the assumption of underlying debt to initially acquire said claims/leases of approximately $1,800,000.

The Registrant intends to commence development of these properties by processing previously mined materials for, primarily, silver with corresponding traces of gold, as well as other precious and base metals, by processing surface dumped materials, the reopening and redevelopment of existing mines using modern equipment and techniques, and by completing existing drill/test grids to better establish the boundaries of existing proven producible ore bodies.

The Registrant has identified three (3) specific mining sites/claims for initial development.  Using a 2007 independent geologist’s report and the current in-process best estimate of the Registrant’s current independent geologists on these sites, the Registrant believes that these three (3) sites/claims for development possess the potential to yield between 1.5 and 4.0 ounces of silver and between 0.1 and 0.25 ounces of gold per ton of material processed.  With an in-process independent estimation of approximately 160,000 tons of readily accessible material available for immediate processing, management estimates a potential gross yield of approximately $58,700,000 using a price of approximately $18 per ounce for silver and approximately $1,270 per ounce for gold...all commercially viable production levels in today’s marketplace at today’s production costs.

The Registrant is currently in discussion with multiple entities to provide working and development capital, including scenarios covering a proposed 50%/50% of net profits after the recovery of development costs; the right to acquire 100% of the precious metals output from development at a negotiated discount to the market price until such time that all development costs are recovered and then the purchase of all remaining output at market price; and the acquisition of development and working capital through the private placement of the Registrant’s equity securities.  All of these opportunities are being aggressively pursued by management; however, there is no assurance that the Registrant will be able to successfully consummate any of these opportunities or, that any of these opportunities, if available, will be able to be obtained on terms favorable to or affordable by the Registrant.

If any of these working and development capital opportunities are successfully closed, the Registrant anticipates the start of production activities by the end of Calendar 2017.

Employees

The Registrant currently has no employees.

Management of the Registrant expects to use consultants, attorneys and accountants, as necessary, so long as it is seeking and evaluating business opportunities.

The need for additional employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

Properties

The Registrant currently maintains a physical and mailing address at 1137 Highway 80 East, Post Office Box 1218, Tombstone, AZ 86638.  The Registrant’s telephone number there is (520) 457-9404.  Other than this mailing address, the Registrant does not currently maintain any other office facilities, and does not anticipate the need for maintaining office facilities at any time in the foreseeable future.  The Registrant pays no rent or other fees for the use of the mailing address as this address is virtually full-time by other businesses related to the Registrant’s majority stockholder.

On or about June 27, 2017, the Registrant and Armada structured the final arrangements related to the acquisition of certain dormant mining properties, claims and 100% ownership in Tombstone Mining Registrant, as discussed in detail, above.

Legal Proceedings

The Registrant is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.

Mine Safety Disclosures

As of the date of this filing, the Registrant has no known reportable events as defined in Section 1503 of the Dodd-Frank Act and does not anticipate nor is aware of any reportable events currently existing or to exist within the Armada transaction.

Relationships and Transactions

On June 1, 2016, the Registrant entered into a Settlement, General and Mutual Release of Claims and Assignment of Interest Transfer Agreement (Settlement Agreement) with its majority shareholder and a related party.  The Settlement Agreement relates to the Registrant’s management of three medical marijuana dispensaries (Stores) located in Oregon, which are owned by Bendor Investments, Ltd. (Bendor), whose sole shareholder is Charles Stidham.  The Registrant owes Mr. Stidham approximately $1,100,000, including accrued interest, as of the date of the Settlement Agreement.

The Registrant asserted a claim for management fees of approximately $80,000 and reimbursement of  approximately $343,000 for the services of the Registrant’s wholly-owned subsidiary, Medical Management Systems, Inc. (MMS), in managing the Stores.  Bendor disputed this claim.  To resolve the dispute, the parties agreed to forgive the accrued management fees and to offset the approximately $343,000 due from Bendor against the approximately $1,100,000 owed to Mr. Stidham with the Registrant releasing any and all interests it may have had in the Stores and MMS.  Additionally, the Registrant agreed to assign a trademark to Mr. Stidham as well as executing a new Note in the principal sum of $752,694.19.

Conflicts of Interest

Certain conflicts of interest could arise in the future, including, but not limited to, the following:

*
None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

*
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

*	Our officers and directors may in the future become affiliated with entities, including blank check companies, engaged in business activities similar to those intended to be conducted by us.
*
Since all of our directors own shares of our common stock that could be sold, in whole or in part, as a negotiated element of a business acquisition, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination.

*
Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors.  Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, including their own, and audit issues that may affect management decisions.

In general, officers and directors of a Nevada corporation are required to present business opportunities to a corporation if:

*	the corporation could financially undertake the opportunity;
*	the opportunity is within the corporation's line of business; and
*	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.  However, we are not aware of any existing conflicts of interest with any of our officers or directors.

Director Independence

The Board of Directors has determined that none of its directors is "independent" under the criteria set forth in Rule 5065(a)(2) of the NASDAQ Listing Rules.  The Board does not have a separately designated audit, nominating, or compensation committee, so the functions normally attributed to these committees are performed by the entire board. Accordingly, none of our directors is "independent" under applicable NASDAQ Listing Rules that define independence for purposes of directors performing the functions of such committees.

Market for the Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market for Trading and Eligibility for Future Sale

Our common stock started trading on September 11, 2012.  Our current trading symbol is “MCPI”.  Currently there is only a limited, sporadic, and volatile market for our stock.

Transfer Agent

Our independent stock transfer agent is VStock Transfer LLC.  Their address is 18 Lafayette Place, Woodmere, NY 11598.  Their phone number is (212) 828-8436.

Common Stock

The Registrant is authorized to issue up to 500,000,000 shares of common stock with a par value of $0.001 per share.

As of December 31, 2016 and 2015, respectively, the Registrant had 336,300,000 and 50,220,000 shares of its common stock issued and outstanding.

On February 29, 2016, the Registrant filed a Definitive Information Statement on Schedule 14C with the Securities and Exchange Commission noting a pending 1 for 10 reverse split of the Registrant’s issued and outstanding common stock; as approved by the Registrant’s Board of Directors, and a concurrent amendment to the Registrant’s Articles of Incorporation setting the authorized capital of the Registrant from the authorized, as adjusted, 25,000,000 post-split shares of common stock to 500,000,000 shares of $0.001 par value common stock and the authorized, as adjusted, 250,000 post-split shares of preferred stock to 25,000,000 shares of $0001 par value preferred stock.  The time to implement the reverse split action has expired and no further action is anticipated by the Registrant’s Board of Directors.

Our Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by the Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

In the event of our liquidation or dissolution, all shares of our common stock are entitled to share equally in our assets available for distribution to stockholders.  However, the rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that our Board of Directors may decide to issue in the future.

Preferred Stock

The Registrant is authorized to issue up to 25,000,000 shares of preferred stock with a par value of $0.001 per share and no shares of its preferred stock issued and outstanding.

Dividend Policy

We have never declared or paid cash dividends.  We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on the common stock in the foreseeable future.  Any payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions and other factors deemed relevant by our directors.

Share Purchase Warrants

The Registrant has not issued and do not have outstanding any warrants to purchase shares of our stock.

Options

The Registrant has not issued and do not have outstanding any options to purchase shares of our stock.

Convertible Securities

The Registrant has not issued and do not have outstanding any securities convertible into shares of our stock or any rights convertible or exchangeable into shares of our stock.

Securities Authorized for Issuance Under Equity Compensation Plans

The Registrant has not adopted an equity compensation plan and has not granted any stock options.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this filing, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Registrant.  Also included are the shares held by all executive officers and directors as a group.

	Shares Beneficially Owned (1)
Name and address	Number of Shares	Percentage (3)

Armada Mining, Inc. (2)	284,580,000	84.6%
1137 Highway 80 East
PO Box 1218
Tombstone AZ 86638

John T. Bauska (2)	284,580,000	84.6%
1137 Highway 80 East
PO Box 1218
Tombstone AZ 86638

All Executive officers and
Directors as a Group (1 person)	284,580,000	84.6%

(1)	On August 15, 2017, there were 336,300,000 shares of our common stock outstanding and no shares of preferred stock issued and outstanding. We have no outstanding stock options or warrants.
(2)
Under applicable SEC rules, a person is deemed the "beneficial owner" of a security with regard to which the  person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the  voting of the security, or (b) the investment power, which includes the power to dispose,  or direct the disposition, of the security, in each case irrespective of the person's economic interest in the security.  Under SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

(3)
In determining the percent of voting stock owned by a person on August 15, 2017 (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities,  and (b) the denominator is the total of (I) the 336,300,000 shares of common stock outstanding on August 15, 2017, and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities.  Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

Changes in Control

On November 28, 2016, the Registrant entered into a Material Definitive Agreement (Agreement) with Armada Mining, Inc. of Tombstone, Arizona, an Arizona corporation (Armada).  Under the terms of the Agreement, the Registrant issued into escrow 284,580,000 shares of its common stock to Armada in exchange for rights and interests in mining properties in the historic Tombstone Mining District of Arizona.

Upon completion of the terms of the Agreement, Armada will own approximately 85% of the Registrant’s  post‑transaction issued and outstanding common stock.  Armada has represented to the Registrant that it anticipates exchanging a portion of these shares with their existing shareholders; using a portion to satisfy existing obligations to related parties and others; and using a portion to finance other Armada operations.

Risk Factors

We have a limited operating history with our current business.  The Registrant was incorporated in 2011 and was unsuccessful at previous business plans.

Originally, the Registrant was formed to operate as an importer of high‑end handmade lace wigs, hairpieces and related beauty products.  The Registrant’s operations as both a support entity to the legal marijuana business and as a direct retailer, which it has focused on since the third quarter of 2014, generated only limited revenues and was abandoned in early-2016.  Future operations are subject to all the problems, expenses, difficulties, complications and delays encountered in establishing new businesses.  The Registrant believes that it will become commercially viable, generate significant revenues and operate at a profit in future periods; however, there are no assurances that these projections will occur.

The Registrant will require additional financing to become commercially viable.

As December 31, 2016, the Registrant had a line‑of‑credit (”LOC”) to a related party stockholder with an outstanding balance of approximately $820,000, bearing interest at 10% annually. This LOC was entered into on June 1, 2016 and replaced all previous shareholder notes.  During the year ended December 31, 2016 and 2015, interest expense on these financing vehicles was approximately $304,000 and $73,000, inclusive of non-cash charges for partial note conversions to common stock at less than “fair value”.

The Registrant’s current mining business can be capital intensive.

The  Registrant acknowledges that its Plan of Operations may not result in the consistent generation of positive working capital in the near future.  Although management believes that it will be able to successfully execute its business plan, which includes third party financing and the raising of capital to meet the Registrant’s future liquidity needs, there can be no assurances.  These matters raise substantial doubt about the Registrant’s ability to continue as a going concern.

We currently rely on certain key individuals, and the loss of one of these key individuals could have an adverse effect on the Registrant.

Our success depends to a certain degree upon certain key members of our management.  These individuals are a significant factor in our growth and success.  The loss of the services of such members of management could have a material adverse effect on our Registrant.  We presently maintain no key‑man insurance coverage on any of our officers.

The Registrant’s success will be dependent in part upon its ability to attract qualified personnel and consultants.

The Registrant’s success will be dependent in part upon its ability to attract qualified creative marketing, sales and development professionals.  The inability to do so on favorable terms may harm the Registrant’s proposed business.

The Registrant must effectively meet the challenges of managing expanding operations.

The Registrant’s business plan anticipates that operations will undergo significant expansion during 2017 and beyond.  This expansion will require the Registrant manage a larger and more complex organization, which could place a significant strain on our managerial, operational and financial resources.  Management may not succeed with these efforts.  Failure to expand in an efficient manner could cause expenses to be greater than anticipated, revenues to grow more slowly than expected and could otherwise have an adverse effect on the business, financial condition and results of operations.

Our business could be affected by changes in governmental regulation.

Federal, State and Local laws and regulations governing mining operations are broad in scope and are subject to evolving interpretations, which could require us to incur substantial costs associated with compliance.  In addition, violations of these laws, actual or alleged, could disrupt the Registrant’s planned business and adversely affect our financial condition and results of operations.  In addition, it is possible that additional or revised Federal, State and Local laws and regulations may be enacted in the future governing the mining industry.  There can be no assurance that the Registrant will be able to comply with any such laws and regulations and its failure to do so could significantly harm our business, financial condition and results of operations.

Our business will be subject to other operating risks which may adversely affect the Registrant’s financial condition.

Our planned operations will be subject to risks normally incidental to retail and manufacturing operations dependent on internal and third-party production and distribution operations which could result in work stoppages, damage to property or unavailable product for resale.  This may be caused by:

•	breakdown of equipment;
•	labor disputes;
•	imposition of new government regulations;
•	sabotage by operational personnel;
•	cost overruns; and
•	fire, flood, or other acts of God.

We will likely face significant competition.

The mining industry is subject to significant competition as it implements its business strategy.  The ability of MCPI to effectively compete could be hindered by a lack of funds, poor positioning, management error, and other factors.  The inability to effectively compete could adversely affect our business, financial condition and results of operations.

RISKS RELATED TO OUR PUBLIC COMPANY STATUS AND OUR COMMON STOCK

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a‑15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial office and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Registrant;
•
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Registrant are being made only in accordance with authorizations of management and/or directors of the Registrant; and

•
provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Registrant’s assets that could have a material effect on the financial statements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.  During the course of our testing, we may identity other deficiencies that we may not be able to timely remediate.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes‑Oxley Act of 2002 (“Sarbanes Oxley”).  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

The costs of being a public Registrant could result in us being unable to continue as a going concern.

As a public company, we are required to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control.  The costs of this compliance could be significant.  If our revenues do not increase and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs in the normal course of business that would result in our being unable to continue as a going concern.

Management and the Board of Directors may be Indemnified.

The Certificate or Articles of Incorporation and Bylaws of MMEM provide for indemnification of directors and officers at the expense of the respective corporation and limit their liability.  This may result in a major cost to the corporation and hurt the interests of stockholders because corporate resources may be expended for the benefit of directors and officers.  The Registrant has been advised that, in the opinion of the SEC, indemnification for liabilities arising under Federal Securities Laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The market for the MMEM Shares is extremely limited and sporadic.

MMEM’s common stock is quoted on the OTC Pink Sheets.  The market for MMEM’s common stock is limited and sporadic.  Trading in stock quoted on the Pink Sheets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects.  This volatility could depress or exaggerate the market price of MMEM’s common stock for reasons unrelated to operating performance.  Moreover, the trading of securities in the Pink Sheets is often more sporadic than the trading of securities listed on a quotation system like NASDAQ, or a stock exchange like the New York Stock Exchange.

MMEM’s common stock is a penny stock. Trading of MMEM’s common stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our common stock.

MMEM’s common stock is a penny stock.  The SEC has adopted Rule 15g‑9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  MMEM’s common stock is covered by the penny stock rules, which impose additional sales practice requirements on broker‑dealers who sell to persons other than established customers and accredited investors.  The term “accredited investor ” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  The penny stock rules require a broker‑dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker‑dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker‑dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations, and the broker‑dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker‑dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker‑dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in, and limit the marketability of, MMEM’s common stock.

In addition to the penny stock rules promulgated by the SEC, FINRA (the Financial Industry Regulatory Authority) has adopted rules that require when recommending an investment to a customer, a broker‑ dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low ‑priced securities to their non‑institutional customers, broker‑dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low‑priced securities will not be suitable for at least some customers.  FINRA’s requirements make it more difficult for broker‑dealers to recommend that their customers buy MMEM’s common stock, which may limit investor ability to buy and sell MMEM’s common stock.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact MMEM’s common stock.

The Registrant’s management is aware of the fact that the marketplace for penny stocks has suffered from patterns of fraud and abuse in the past. Such patterns include:

•	control of the market for the security by one or a few broker‑dealers that are often related to a promoter or issuer;
•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	boiler room practices involving high pressure sales tactics and unrealistic price projections by sales persons;
•	excessive and undisclosed bid‑ask differentials and markups by selling broker‑dealers; and
•
wholesale dumping of the same securities by promoters and broker‑dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

The board of directors of MMEM has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to adversely affect common stockholder voting power and rights upon liquidation.

MMEM’s Certificate of Incorporation allows us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders of preferred stock the rights to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

The ability of our principal stockholders, including our CEO, to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.

The principal stockholder of MMEM common stock currently controls 284,580.000 shares (or approximately 84.5%) of the Registrant’s issued and outstanding common stock.  Additionally, a former controlling shareholder holds a convertible Promissory Note with a balance due of approximately $881,000, including accrued interest, which currently has a conversion clause to common stock which has been indefinitely suspended by the Holder of the Promissory Note.  The revocation of this suspension could cause the issuance of an additional 881,000,000 shares of common stock, which is far in excess of the Registrant’s currently authorized shares.

Because of the number of shares currently held and the conversion feature on the Promissory Note, these parties are in a position to significantly influence membership of our board of directors as well as all other matters requiring stockholder approval, as well as control the affairs of MMEM and it’s subsidiaries.  The interests of our principal stockholders may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of other officers and directors and other business decisions. The minority stockholders have no way of overriding decisions made by our principal stockholders.  This level of control may also have an adverse impact on the market value of our shares because our principal stockholders may institute or undertake transactions, policies or programs that result in losses and/or may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

We do not expect to pay cash dividends in the foreseeable future.

The Registrant has never paid cash dividends on their shares of common stock. MMEM does not expect to pay a cash dividends on its common stock at any time in the foreseeable future.  The future payment of dividends depends upon future earnings, capital requirements, financial requirements and other factors that the companies’ boards of directors will consider.  Since they do not anticipate paying cash dividends on the common stock, return on investment, if any, will depend solely on an increase, if any, in the market value of the common stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested‑director transactions, conflicts of interest and similar matters.

Sarbanes‑Oxley as well as rule changes proposed and enacted by the SEC, the NYSE/AMEX and the NASDAQ Stock Market as a result of Sarbanes‑Oxley, require the implementation of various measures relating to corporate governance.  These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market.  Because we are not currently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with voluntary compliance, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested‑ director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations as a result thereof.

We intend to comply with all corporate governance measures relating to director independence as and when required.  However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes‑Oxley.  The enactment of Sarbanes‑Oxley has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers.  The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Year ended December 31, 2016

The Registrant had no recognized revenues for either Calendar 2016 or 2015.

In 2015 and 2014, the Registrant, pursuant to a Management Agreement, has recorded deferred revenues of approximately $65,000 and $5,000, respectively, for management fees receivable from a related party owner of three (3) marijuana dispensaries located in the State of Oregon.  These accrued management fees were forgiven pursuant to the June 1, 2016 Settlement Agreement previously discussed.

In conjunction with the Registrant’s business plan, as previously discussed of this document, the Registrant has expended considerable effort and financial resources to the implementation of its business plan.  The Registrant  incurred operating expenses requiring cash payments of approximately $86,000 and $298,000, which were funded through a line-of-credit with an entity affiliated with the Registrant’s then-controlling stockholder.

Earnings (Loss) per share for the respective years ended December 31, 2016 and 2015 were $(0.01) and $(0.01) based on the weighted-average shares issued and outstanding at the end of each respective period.

It is anticipated that future expenditure levels will remain relatively consistent until such time that the Registrant fully implements its current business plan, at which time, the Registrant’s expenses and working capital requirements may increase significantly.

The Registrant does not expect to generate any meaningful revenue or incur operating expenses for purposes other than fulfilling the obligations of a reporting company under the Exchange Act unless and until such time that the Registrant begins meaningful operations.

Quarter ended March 31, 2017

The Registrant has no recognized revenues for either of the respective three month periods ended March 31, 2017 and  2016.

In conjunction with the Registrant’s business plan, as discussed in Item I of the December 31, 2016 Form 10-K, the Registrant has expended considerable effort and financial resources to the implementation of its business plan.  During Calendar 2016, the Registrant incurred operating expenses requiring cash payments of approximately $86,000 which were funded through a line-of-credit with an entity affiliated with the Registrant’s then-controlling stockholder.

During the three months ended March 31, 2017, the Registrant incurred operating costs, principally professional fees, of approximately $35,000, directly related to the maintenance of the corporate entity, compliance with the periodic reporting requirements of the Securities Exchange Act of 1934 and various other nominal costs related to the proposed Armada transaction.

Earnings (Loss) per share for the respective three month periods ended March 31, 2017 and 2016 were $(0.00) and $(0.00) based on the weighted-average shares issued and outstanding at the end of each respective period.

It is anticipated that future expenditure levels will remain relatively consistent until such time that the Registrant fully implements its current business plan, at which time, the Registrant’s expenses and working capital requirements may increase significantly.

The Registrant does not expect to generate any meaningful revenue or incur operating expenses for purposes other than fulfilling the obligations of a reporting company under the Exchange Act unless and until such time that the Registrant begins meaningful operations.

Our current business plan has been discussed in detail in earlier sections of this filing.

Liquidity and Capital Resources

At March 31, 2017 and December 31, 2016, respectively, the Registrant had working capital of approximately $(1,009,000) and $(953,000).

It is the belief of management and significant stockholders that they will provide sufficient working capital necessary to support and preserve the integrity of the corporate entity.   However, there is no legal obligation for either management or significant stockholders to provide additional future funding.  Further, the Registrant is at the mercy of future economic trends and business operations for the Registrant’s majority stockholder to have the resources available to support the Registrant.  Should this pledge to provide continuing financing not be fulfilled, the Registrant has not identified any alternative sources.  Consequently, there is substantial doubt about the Registrant's ability to continue as a going concern.

The Registrant's need for working capital may change dramatically as a result of any future business transaction.  There can be no assurance that the Registrant will identify and/or enter into any business transaction in the future.  Further, there can be no assurance that the Registrant would be successful in consummating any acquisition on favorable terms or that it will be able to profitably manage the business, product, technology or company it acquires.

The Registrant has no current plans, proposals, arrangements or understandings with respect to the sale or issuance of additional securities prior to the location of a potential business transaction.  Accordingly, there can be no assurance that sufficient funds will be available to the Registrant to allow it to cover the expenses related to such activities.

Regardless of whether the Registrant’s cash assets prove to be inadequate to meet the Registrant’s operational needs, the Registrant might seek to compensate providers of services by issuances of stock in lieu of cash.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”).  GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported.  These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition.  We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied.  We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances.  Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies have been summarized in the Notes to our financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.  The accounting policies we deem to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates.  Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our results of operations, financial position or liquidity for the periods presented, as applicable.

Financing Needs

The implementation of our business plan will be capital intensive.  At the current time, the Registrant does not have any financing commitments in negotiation or in effect related to the development and exploration of our mining claims and/or properties.

On February 22, 2017, the Registrant entered into a Material Definitive Agreement (MDA) with L2 Capital, LLC, a Kansas limited liability company (L2 Capital).  The MDA has several components:  Under the Equity Purchase Agreement (Equity Line), the Registrant has the right, but not the obligation, to sell shares of its common stock to L2 Capital at 75% of the prevailing OTC market price, as determined by the public market over time periods set out in the Equity Line, for up to $3,000,000.  Under the Registration Rights Agreement (Registration Rights), the Registrant Is obliged to register the offering of shares to be put under the Equity Line with the Securities and Exchange Commission on Form S‑1, and certain Blue Sky regulators, so that L2 Capital may, presumably, resell such shares under our Rule 424 Prospectus.  The Registrant paid a 3% capital commitment fee to L2 Capital, by issuing to it a $90,000 8% Convertible Promissory Note (Note).  The Note requires us to repay $45,000, with interest, in six (6) months, and the balance upon the effective date of the referenced Form S‑1, or an additional six (6) months, whichever is earlier.

Our default would trigger conversion rights in favor of L2 Capital, permitting it to demand issuance of shares at a 30% discount to market sufficient to satisfy any amounts due.  Also included are share reserve requirements, under which our transfer agent, VStock Transfer, Inc., agrees to maintain a portion of our authorized but unissued shares sufficient to meet our obligations under the Equity Line and Note.  The foregoing is a summary only of the terms of the MDA.  Copies of the Equity Line, Registration Rights and Note were filed an exhibit to a Current Report on Form 8-K, filed with the U. S. Securities and Exchange Commission, on or about February 23, 2017.  As of the date of this filing, there has been no activity related to this MDA.

Off Balance Sheet Arrangements

The Registrant does not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Item 9.01 - Financial Statements and Exhibits

The following presents an unaudited summarized proforma balance sheet of the Registrant, as of March 31, 2017, presenting the effects of the acquisition of the aforementioned mining properties and claims as if the acquisition had closed as of that date.  There would be no proforma impact or effect on the Registrant’s results of operations and/or cash flows as a result of the acquisition transaction as the properties in question have been dormant with no operations for at least five (5) years or more prior to the aforementioned transaction.

	March 31,	Proforma	“As if”
	2017	Effect	Post-closing
Current Assets
Cash and cash equivalents	$1,112	$—	$1,112
Other Assets
Investment in Tombstone Mining Company	—	1,000	1,000
Mining claims and properties	—	5,080,000	5,080,000
	—	5,081,000	5,081,000

Total Assets	$1,112	$5,081,000	$5,082,112

Liabilities
Accounts payable - Trade	$27,929	$—	$27,929
Accrued expenses to former management	59,846	—	59,846
Accrued interest payable to
Stockholder	60,888	—	60,888
Management services company	188	—	188
Note payable to
Former mining claim owners	—	1,600,000	1,600,000
Stockholder	820,371	—	820,371
Management services company	20,200	—	20,200
Total Liabilities	1,009,931	1,600,000	2,609,931

Commitments and Contingencies

Stockholders' Equity (Deficit)
Preferred stock - $0.001 par value
25,000,000 shares authorized.
None issued and outstanding.	—	—	—
Common stock - $0.001 par value.
500,000,000 shares authorized.
50,720,000 shares issued and outstanding	51,720	—	51,720
284,500,000 shares issued in escrow	—	284,500	284,500
Additional paid-in capital	59,552,470	3,196,500	62,748,970
Accumulated deficit	(60,613,009)	—	(60,613,009)
Total Stockholders' Equity (Deficit)	(1,008,819)	3,481,000	2,472,181

Total Liabilities and Stockholders’ Equity (Deficit)	$1,112	$5,081,000	$5,082,112

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Mansfield-Martin Exploration Mining, Inc.

Dated: August 22, 2017	/s/ John T. Bauska
John T. Bauska
President, Chairman and
Chief Executive Officer